UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of The
                      Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): July 11, 2008


 BCAP LLC Trust 2008-IND2
 (Exact name of issuing entity as specified in its charter)



 Barclays Bank PLC
 (Exact name of sponsor as specified in its charter)


 BCAP LLC
 (Exact name of depositor as specified in its charter)


 New York                 333-140720-09                 54-2201384
 (State or other          (Commission                   54-2201385
 jurisdiction              File Number                  54-6772779
 of incorporation          of Issuing                   (IRS Employer
 of Issuing Entity)        Entity)                      Identification No.
                                                        of Issuing Entity)





   Wells Fargo Bank, N.A.
   9062 Old Annapolis Road
   Columbia, MD                                                    21045
   (Address of principal executive offices)                        (Zip Code)

   (410) 884-2000
   (Registrant's telephone number, including area code)


   Not Applicable
   (Former name or former address, if changed since last report)


 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


 [ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Section 1 - Registrant's Business and Operations

Item 1.03 - Bankruptcy or Receivership.

    Pursuant to a Form 8-K filed on July 15, 2008 (the "Announcement") by IndyMac Bancorp, Inc. ("IndyMac"), an affiliate of IndyMac Bank,
F.S.B. ("IndyMac Bank"), the servicer and the original loan seller in connection with the BCAP LLC Trust 2008-IND2 Mortgage Pass-Through Certificates, Series 2008-IND2 (the "Certificates"), IndyMac stated that on Friday, July 11, 2008, IndyMac Bank, the majority-owned subsidiary and principal asset of IndyMac, was closed by the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation ("FDIC") was appointed as receiver of IndyMac Bank. IndyMac stated in the Announcement that on the same date, the OTS chartered a new institution, IndyMac Federal Bank, FSB ("IndyMac Federal Bank"), appointed the FDIC as conservator of IndyMac Federal Bank, and transferred substantially all of the assets and certain liabilities of IndyMac Bank to IndyMac Federal Bank.



 SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



 BCAP LLC Trust 2008-IND2
 (Issuing Entity)


 By:    Wells Fargo Bank, N.A. as Master Servicer
 By:  /s/  Elisabeth A. Brewster as Vice President
 By:    Elisabeth A. Brewster as Vice President

 Date: July 16, 2008